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                                                                EXHIBIT 23.3








                   Consent of the Chaffe & Associates, Inc.



        We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, to be dated July 26, 1994, set forth as Appendix B to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "Description of the Transaction". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                        CHAFFE & ASSOCIATES, INC.


                                        By: /s/ G. F. Gay LeBreton
                                           -----------------------
                                           G. F. Gay LeBreton
                                           Vice President




New Orleans, Louisiana
July 25, 1994